EXHIBIT 99






Telewest Communications plc Press Release issued on August 7, 1997 with respect to results of operations for the six month period ended June 30, 1997 (including unaudited consolidated financial statements prepared in accordance with UK
GAAP).

FOR IMMEDIATE RELEASE                                          7 AUGUST 1997

                           TELEWEST COMMUNICATIONS PLC
                              INTERIM RESULTS 1997

HIGHLIGHTS

NETWORK 69.8% COMPLETE
CONTINUED EMPHASIS ON CUSTOMER ACQUISITION, SERVICE AND RETENTION
CORPORATE RESTRUCTURING TO REDUCE COSTS AND INCREASE EFFECTIVENESS SUCCESSFUL TRIALS OF DIFFERENT PACKAGES
CONTINUING IMPROVEMENT IN PENETRATION AND CHURN

2.80M             HOMES PASSED
2.54M             HOMES PASSED AND MARKETED
34%               HOUSEHOLD PENETRATION
559,963           CABLE TELEVISION CUSTOMERS
720,508           RESIDENTIAL TELEPHONY CUSTOMERS
82,601            BUSINESS LINES

CATV              22.0%             CATV PENETRATION
                  32.2%             CATV CHURN
                  39.3%             MARGIN
           (POUND)23.37             REVENUE PER CATV SUB
RESTEL            28.9%             RESTEL PENETRATION
                  19.2%             RESTEL CHURN
           (POUND)19.09             AVERAGE REVENUE PER LINE
                  71.9%             OVERALL TELEPHONY MARGIN
BUSTEL            82,601            BUSINESS LINES
                   3.6              AVERAGE NUMBER OF LINES PER CUSTOMER
           (POUND)44.67             AVERAGE REVENUE PER LINE

TELEWEST TODAY ANNOUNCED ITS INTERIM RESULTS AND ITS PLANS FOLLOWING A STRATEGIC AND OPERATIONAL REVIEW.

COMMENTING ON THE COMPANY'S RESULTS, CHARLES BURDICK, GROUP FINANCE DIRECTOR, SAID;

"THE INTERIM RESULTS REFLECT AN IMPROVED PERFORMANCE BY THE COMPANY OVER THE COMPARABLE PERIOD IN 1996 WITH 91,532 NEW CUSTOMERS ADDED DURING THE PERIOD AND EBITDA REACHING (POUND)16.4M. SERVICE IS NOW PROVIDED TO 881,000 CUSTOMERS. RESIDENTIAL TELEPHONY PENETRATION IMPROVED FROM 26.4% TO 28.9% AND 54% MORE TELEPHONE LINES WERE ADDED OVER THE CORRESPONDING PERIOD LAST YEAR. CABLE TELEVISION PENETRATION INCREASED FROM 21.1% TO 22.0%, WITH 30% MORE CABLE TV CUSTOMERS ADDED OVER THE PERIOD. CHURN DECLINED FROM 36% TO 32.2%. TOTAL BUSINESS TELEPHONY LINES INCREASED BY 59% TO 82,601. CUSTOMERS TAKING MORE THAN ONE SERVICE INCREASED TO 422,484 COMPARED TO 289,151 AND TURNOVER INCREASED BY 36.1% TO (POUND)181M. TELEPHONY MARGINS REMAIN ROBUST AT 71.9% BUT THERE HAS BEEN CONTINUED ADVERSE PRESSURE ON CATV MARGINS AT 39.3%.

OVER THE LAST SIX MONTHS WE INCURRED (POUND)232M OF CAPITAL EXPENDITURE AND WE ANTICIPATE THAT A SIMILAR AMOUNT WILL BE INVESTED OVER THE REST OF THE FINANCIAL YEAR. CAPITAL EXPENDITURE REQUIREMENTS WILL DECLINE SUBSTANTIALLY AS THE NETWORK BUILD PROGRAMME SLOWS. AS WE HAVE PREVIOUSLY INDICATED, OUR FUNDING IS IN PLACE TO COMPLETE THE BUILD."

STRATEGIC AND OPERATIONAL REVIEW

STEPHEN DAVIDSON, CHIEF EXECUTIVE, EXPLAINED THE BASIS AND CONCLUSIONS OF THE
REVIEW:

"TELEWEST HAS UNDERGONE A RAPID EXPANSION OF ITS BUSINESS WITH TURNOVER INCREASING FROM (POUND)19M IN 1992 TO (POUND)290M IN 1996, DRIVEN BY THE DRAMATIC PACE OF THE NETWORK BUILD AND THE CONSEQUENT GROWTH IN THE CUSTOMER BASE. THIS PACE OF GROWTH HAS BEEN ACCOMPANIED BY A SIGNIFICANT INCREASE IN THE COST STRUCTURE. THEREFORE, AND AS PREVIOUSLY ANNOUNCED, MANAGEMENT HAS BEEN CARRYING OUT A DETAILED OPERATIONAL AND STRATEGIC REVIEW DESIGNED TO ENSURE THAT THE GROUP'S COST STRUCTURE IS APPROPRIATELY BALANCED TO MAXIMISE OPERATING CASH FLOW. DECISIVE ACTION IS BEING TAKEN TO ACHIEVE THIS OBJECTIVE.

TELEWEST'S NETWORK IS 70% COMPLETE, SUBSTANTIALLY MORE THAN THE INDUSTRY AVERAGE, AND THE COMPANY BELIEVES IT IS NOW APPROPRIATE TO REDUCE THE PACE OF THE BUILD PROGRAMME, AND TO SHIFT THE EMPHASIS OF THE COMPANY MORE QUICKLY FROM NETWORK CONSTRUCTION, TO SALES AND CUSTOMER SERVICE. WE WILL FOCUS ON RETENTION, ADDING INCREMENTAL CUSTOMERS TO OUR COMPLETED NETWORKS, AND INCREASING THE NUMBER OF SERVICES TO WHICH THEY SUBSCRIBE.

MANAGEMENT WILL SIMPLIFY THE OPERATING STRUCTURE OF THE BUSINESS AND CONCENTRATE ON THE CORE PRODUCTS OF CABLE TELEVISION, RESIDENTIAL AND BUSINESS TELEPHONY, AND DATA SERVICES. THE SEVEN REGIONAL FRANCHISE AREAS WILL BE CONSOLIDATED INTO FOUR WITH A STREAMLINING OF OPERATIONAL STRUCTURES. RESPONSIBILITY AND ACCOUNTABILITY FOR ALL CONSUMER AND SMALL BUSINESS OPERATIONS WILL BE DEVOLVED TO THE REGIONS FROM OUR CORPORATE HEAD OFFICE. A SMALLER CORPORATE GROUP WILL FOCUS SPECIFICALLY ON THE COMPLEX MEDIUM AND LARGE BUSINESS TELEPHONY AND DATA MARKETS.

AS A RESULT OF THESE PLANS, THE COMPANY EXPECTS TO MAKE APPROXIMATELY 25% OF THE CURRENT WORKFORCE REDUNDANT, LEADING TO CASH SAVINGS OF APPROXIMATELY (POUND)40M FOR THE FIRST FULL YEAR. THE COSTS OF THE REDUNDANCY PROGRAMME ARE ESTIMATED AT (POUND)5M AND WILL BE TAKEN AS AN EXCEPTIONAL ITEM IN 1997.

THERE IS NOW GROWING INDUSTRY EVIDENCE TO SUGGEST THAT CABLE PENETRATION RATES FOR MULTI-CHANNEL TELEVISION IN PARTICULAR, CAN BE IMPROVED BY PROVIDING CUSTOMERS WITH MORE CHOICE IN THE PACKAGES WE OFFER. DURING THE PAST EIGHT MONTHS WE HAVE BEEN TESTING A FURTHER DEVELOPMENT OF OUR TELEPLUS PACKAGING. CUSTOMERS ARE GIVEN THE OPTION TO PURCHASE A SMALLER SELECTION OF TELEVISION CHANNELS, WITH A RESIDENTIAL TELEPHONE LINE, AT A REDUCED SUBSCRIPTION. THE PENETRATION RATES FOR THE OFFERS HAVE BEEN APPROXIMATELY 40% FOR BOTH TELEVISION AND TELEPHONY, AND A 10% IMPROVEMENT IN CHURN RATES FOR TELEPHONY AND TELEVISION. TELEWEST IS LOOKING AT WAYS TO FURTHER DEVELOP THESE PRODUCT OFFERINGS.

AS I HAVE PREVIOUSLY REPORTED, THE COMPANY HAS ALSO BEEN REVIEWING ARRANGEMENTS WITH PROGRAMME SUPPLIERS AND HAS STARTED RE-NEGOTIATING TERMS. OUR AIM IS TO REDUCE THE COST OF PROGRAMMING AND TO ACHIEVE GREATER FLEXIBILITY TO ENABLE THE INTRODUCTION OF PACKAGES FOR WHICH THERE IS CLEAR MARKET DEMAND.

THE ADVENT OF DIGITAL TELEVISION PROVIDES THE OPPORTUNITY TO EXPAND OUR RANGE OF SERVICES TO INCLUDE NEAR VIDEO ON DEMAND. WE ARE MONITORING THE DEVELOPMENT OF DIGITAL TELEVISION, AND THE ACTIVITIES OF POSSIBLE SUPPLIERS SUCH AS MICROSOFT, AND HAVE DECIDED TO REVIEW THE POSSIBLE LAUNCH DATES FOR A DIGITAL SERVICE. THE COMPANY REMAINS COMMITTED TO LAUNCHING A DIGITAL SERVICE CONCURRENT WITH THAT OF OUR COMPETITORS.

THE COMPANY BELIEVES THAT THESE MEASURES WILL IMPROVE THE COMPETITIVE POSITION OF THE GROUP FOR THE FUTURE AND ENHANCE SHAREHOLDER VALUE."



NOTE:

THE FOLLOWING IS INCLUDED IN CONNECTION WITH LEGISLATION IN THE UNITED STATES OF AMERICA, THE SAFE HARBOUR STATEMENT UNDER THE US PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FOREGOING INCLUDES CERTAIN FORWARD LOOKING STATEMENTS THAT INVOLVE VARIOUS RISKS AND UNCERTAINTIES WHICH COULD LEAD TO ACTUAL RESULTS SIGNIFICANTLY DIFFERENT THAN THOSE ANTICIPATED BY TELEWEST.



Enquiries to:        TELEWEST COMMUNICATIONS PLC

                     Stephen Davidson, Chief Executive
                     Tel: 01483 750 900
                     Anna Miller, Director of  Investor Relations
                     Tel: 01483 251 881


Issued by:           DEWE ROGERSON

                     Anthony Carlisle
                     Tel: 0171 638 9571

TELEWEST COMMUNICATIONS PLC
Operating Statistics - Owned and operated on an equity basis

2nd Quarter 1997 Net Additions

                                              NET ADDITIONS       NET ADDITIONS           NET ADDITIONS           NET ADDITIONS
                                                         Q2       FIRST HALF                 Q2                    FIRST HALF
                                                       1997           1997                  1996                      1996
                                   --------------------------   ------------------   ---------------------   -----------------------

CABLE TELEVISION
----------------
Homes marketed                              103,615             207,039                 116,030                 190,165
CATV customers                               18,235              31,821                  14,172                  24,541

RESIDENTIAL TELEPHONY
---------------------
Homes marketed                              119,243             242,020                 144,654                 234,682
Residential telephony customers              50,931             100,131                  33,485                  69,241
Residential telephony lines                  56,282             109,168                  34,742                  70,862

BUSINESS TELEPHONY
------------------
Business telephony customers                  1,668               2,291                   1,619                   3,140
Business telephony lines                      8,061              14,778                   6,299                  11,851

                                                          AS AT 30 JUNE                AS AT 30 JUNE
                                                                1997                         1996
                                                    --------------------        ---------------------
CABLE TELEVISION
----------------
Homes marketed                                                2,542,992                    2,021,623
CATV customers                                                  559,963                      426,010
CATV penetration                                                  22.0%                        21.1%
Quarterly churn rate (annualised)                                 32.9%                        35.3%
Rolling 12 month churn rate                                       32.2%                        36.4%

RESIDENTIAL TELEPHONY
---------------------
Homes marketed                                                2,496,754                    1,887,286
Residential telephony customers                                 720,508                      498,646
Residential telephony penetration                                 28.9%                        26.4%
Residential telephony lines                                     736,177                      501,778
Quarterly churn rate per line
(annualised)                                                      19.1%                        20.6%
Rolling 12 month churn rate                                       19.2%                        20.2%

BUSINESS TELEPHONY
------------------
Business telephony customers                                     23,173                       17,365
Business telephony lines                                         82,601                       51,872
Average number of lines per
customer                                                            3.6                          3.0
Quarterly churn rate per line
(annualised)                                                      14.2%                        13.3%
Rolling 12 month churn rate                                       15.7%                        12.5%

Cable television and residential
telephony customers                                             422,484                      289,151
Cable television only customers                                 137,479                      136,859
Residential telephony only
customers                                                       298,024                      209,495

TELEWEST COMMUNICATIONS PLC
Operating Statistics - Owned and operated and affiliated franchises
* On an equity basis

2nd Quarter 1997 Net Additions

                                   NET ADDITIONS       NET ADDITIONS         NET ADDITIONS          NET ADDITIONS
                                              Q2        YEAR TO DATE                    Q2           YEAR TO DATE
                                            1997                1997                  1996                   1996
                                 ---------------- -------------------   -------------------  ---------------------
CABLE TELEVISION
----------------
Homes marketed                           114,776             233,650               129,502                209,139
CATV customers                            19,445              36,854                16,910                 29,608

RESIDENTIAL TELEPHONY
---------------------
Homes marketed                           130,503             268,790               157,828                255,225
Residential telephony customers           55,835             109,647                38,038                 77,015
Residential telephony lines               61,423             119,129                39,400                 78,839

BUSINESS TELEPHONY
------------------
Business telephony customers               1,764               2,508                 1,741                  3,432
Business telephony lines                   8,988              16,535                 7,261                 13,421

                                       AS AT 30 JUNE               AS AT 30 JUNE
                                                1997                        1996
                                     ----------------        -------------------
CABLE TELEVISION
----------------
Homes marketed                             2,859,878                   2,275,793
CATV customers                               636,453                     487,079

RESIDENTIAL TELEPHONY
---------------------
Homes marketed                             2,811,225                   2,137,784
Residential telephony customers              795,747                     554,670
Residential telephony lines                  812,650                     558,303

BUSINESS TELEPHONY
------------------
Business telephony customers                  25,806                      19,418
Business telephony lines                      95,104                      60,939
Average number of lines per
customer                                         3.7                         3.1

Note:

* The affiliated franchises include Telewest's interests in Cable London plc (50.0% interest, 1996 49.0% interest), Birmingham Cable Corporation (27.5% interest) and The Cable Corporation (16.5% interest).

TELEWEST COMMUNICATIONS PLC
Owned and Operated Franchises
As at 30 June 1997



                                   London South  South West   North East Scotland   South East  North West   Midlands       Total
                                   -------------------------------------------------------------------------------------------------


CABLE TELEVISION
----------------
Homes marketed                     360,673       354,027       189,593    481,228      202,814     548,026    406,631   2,542,992
CATV customers                      81,416        72,398        36,647    105,494       54,192     121,087     88,729     559,963
CATV penetration                     22.6%         20.4%         19.3%      21.9%        26.7%       22.1%      21.8%       22.0%

RESIDENTIAL TELEPHONY
---------------------
Homes marketed                     351,989       354,171       186,351    447,797      202,814     547,001    406,631   2,496,754
Residential telephony customers     68,356       102,136        57,725    124,635       65,026     165,727    136,903     720,508
Residential telephony penetration    19.4%         28.8%         31.0%      27.8%        32.1%       30.3%      33.7%       28.9%
Residential telephony lines         71,530       104,970        58,238    128,380       66,345     169,074    137,640     736,177

BUSINESS TELEPHONY
------------------
Business telephony customers         4,433         4,726         1,589      3,649        1,234       4,647      2,895      23,173
Business telephony lines            20,674        17,159         3,409     10,489        4,299      15,097     11,474      82,601
Average number of lines per
    customer                           4.7           3.6           2.1        2.9          3.5         3.2        4.0         3.6



                           TELEWEST COMMUNICATIONS PLC

UK GAAP

UNAUDITED SUMMARISED CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE SIX MONTHS ENDED 30 JUNE 1997

                                                                Note           6 MONTHS           6 months                Year
                                                                                  ENDED              ended               ended
                                                                                30 JUNE            30 June         31 December
                                                                                   1997               1996                1996
                                                                             (pound)000         (pound)000          (pound)000
     TURNOVER
          Cable television                                                       76,845             56,872             121,224
          Telephony - residential                                                77,849             57,324             125,013
          Telephony - business                                                   19,901             15,232              34,562
          Other (Internet, Ad Sales etc)                                          6,847              4,052               9,467

                                                                   --------------------- ------------------ ------------------------
                                                                                181,442            133,480             290,266
                                                                   ===================== ================== ========================

      OPERATING LOSS                                                            (59,985)           (61,741)           (129,251)
      Share of results of associated undertakings                               (10,323)            (7,491)            (15,203)
      Other interest receivable and similar income                                4,583             11,640              17,222
      Interest payable and similar charges        3                             (76,618)           (59,917)           (122,671)
                                                                   --------------------- ------------------ ------------------------
      LOSS ON ORDINARY ACTIVITIES BEFORE TAX                                   (142,343)          (117,509)           (249,903)
      Tax on loss on ordinary activities                                           (115)               (89)               (820)
                                                                   --------------------- ------------------ ------------------------
      LOSS ON ORDINARY ACTIVITIES AFTER TAX                                    (142,458)          (117,598)           (250,723)
      Minority interests                                                           (210)               (54)               (180)
                                                                   --------------------- ------------------ ------------------------
      LOSS FOR THE FINANCIAL PERIOD                                            (142,668)          (117,652)           (250,903)
                                                                   ===================== ================== ========================
      LOSS PER EQUITY SHARE                                                       (10.0)              (8.3)              (17.7)
                                                                   ===================== ================== ========================


  1  EARNINGS/ (LOSS) BEFORE INTEREST, TAXES, DEPRECIATION,
     AND AMORTISATION ("EBITDA")

     Operating loss                                                             (59,985)           (61,741)           (129,251)
     Add:  Depreciation and amortisation                                         76,358             54,673             129,716
                                                                   ---------------------     --------------    ---------------------
     EBITDA                                                                      16,373             (7,068)                465
                                                                   =====================     ==============    =====================

    2  OPERATING COSTS

    Programming expenses                                                        46,626              30,760              69,906
    Telephony expenses                                                          27,440              25,317              52,572
    Selling, general, and administrative expenses                               91,003              84,471             167,323
    Depreciation and amortisation                                               76,358              54,673             129,716
                                                                   ---------------------     --------------   ----------------------
                                                                               241,427             195,221             419,517
                                                                   =====================    ===============   ======================
    3  INTEREST PAYABLE AND SIMILAR CHARGES

    On bank loans and overdrafts and other loans
    Wholly repayable within 5 years                                              8,207               1,259               3,816
    Wholly or partly repayable in more than five years                           5,282                   -               1,924
    Finance costs of Senior Discount Debentures                                 34,344              29,089              60,696
    Finance costs of Senior Debentures                                          11,318              11,278              22,471
    Finance charges payable in respect of finance
    lease and hire purchase contracts                                            1,976               1,463               3,442
    Exchange losses on foreign currency translation,
    net                                                                         15,023              12,761              25,852
    Other                                                                          468               4,067               4,470
                                                                   ---------------------       ---------------  --------------------
                                                                                76,618              59,917             122,671
                                                                   =====================       ================ ====================

The consolidated financial statements as set out on pages 7 and 8 which are unaudited, have been prepared on the basis of the accounting policies set out in the Group's 1996 Annual Report. The balance sheet, profit and loss account and cash flow statement at 31 December 1996 is derived from the statutory accounts for 1996 which have been delivered to the Registrar of Companies. The auditors have reported on those accounts: their report was unqualified and did not contain a statement under section 237(2) or (3) of the Companies Act 1985.

TELEWEST COMMUNICATIONS PLC
UK GAAP

UNAUDITED SUMMARISED CONSOLIDATED BALANCE SHEETS AT 30 JUNE 1997

                                                               30 JUNE              30 June         31 December
                                                                  1997                 1996                 1996
                                                             (pound)000           (pound)000           (pound)000


FIXED ASSETS                                                 1,720,546            1,418,161            1,564,604
                                                             ----------------- -------------------- --------------------
CURRENT ASSETS
Stocks                                                              72                   67                   53
Debtors                                                         68,242               79,463               66,929
Cash at bank and in hand                                        61,732              224,382               79,116
                                                             ----------------- -------------------- --------------------
                                                               130,046              303,912              146,098

CREDITORS: amounts falling due within one year                (210,395)            (165,460)            (212,434)
                                                             ----------------- -------------------- --------------------

NET CURRENT (LIABILITIES)/ASSETS                               (80,349)              138,452             (66,336)
                                                             ----------------- -------------------- --------------------

TOTAL ASSETS LESS CURRENT LIABILITIES                        1,640,197            1,556,613            1,498,268

CREDITORS: amounts falling due after more than one year     (1,203,004)            (842,151)            (918,008)

Minority interests                                                (557)                (221)                (347)
                                                             ----------------- -------------------- --------------------

CAPITAL AND RESERVES                                           436,636              714,241              579,913
                                                             ================= ==================== ====================

UNUAUDITED SUMMARISED CONSOLIDATED CASH FLOW STATEMENT FOR THE SIX MONTHS ENDED 30 JUNE 1997



                                                                    6 MONTHS             6 months
                                                                       ENDED                ended           Year ended
                                                                     30 JUNE              30 June          31 December
                                                                        1997                 1996                 1996
                                                                   (pound)000           (pound)000           (pound)000

OPERATING LOSS                                                       (59,985)             (61,741)            (129,251)
Depreciation and amortisation                                          76,358               54,673              129,716
Increase in stocks                                                       (19)                 (27)                 (13)
Increase in debtors                                                      (62)             (10,405)             (16,493)
(Decrease)/increase in creditors                                     (18,785)               11,872               44,520
                                                                    ---------- -------------------- --------------------
NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES
                                                                      (2,493)              (5,628)               28,479
Returns on investments and servicing of finance
Capital expenditure and financial investment                         (19,650)                (883)             (10,343)
Acquisitions and disposals                                          (206,582)            (195,512)            (461,308)
Management of liquid resources                                        (9,113)             (19,098)             (21,895)
Financing                                                              21,523              242,202              376,808
                                                                      220,437             (19,189)               79,003
                                                                    ---------- -------------------- --------------------
INCREASE/(DECREASE) IN CASH
                                                                        4,122                1,892              (9,256)
                                                                    ========== ==================== ====================





TELEWEST COMMUNICATIONS PLC
US GAAP

Unaudited summarised consolidated statements of operations

                                          3 months             3 MONTHS      3 months    6 months       6 MONTHS     6 months
                                             ended                ENDED         ended       ended          ENDED        ended
                                           30 June              30 JUNE       30 June      30 June       30 JUNE      30 June
                                              1997                 1997          1996         1997          1997         1996
                                              $000           (pound)000    (pound)000         $000    (pound)000   (pound)000

      REVENUE
           Cable telephony                  64,509               38,744        28,799      127,947        76,845       56,872
           Telephony - residential          63,561               38,175        29,349      129,619        77,849       57,324
           Telephony - business             17,672               10,614         8,054       33,135        19,901       15,232
           Other                             5,859                3,519         2,118       11,400         6,847        4,052
                                    ----------------     ----------------  ------------ ------------  ------------  ----------------

                                           151,601               91,052        68,320      302,101       181,442      133,480
                                    ================     ================  ============ ============  ============   ===============

      OPERATING LOSS                      (60,642)             (36,421)      (38,536)    (121,856)      (73,187)     (74,793)

      Interest income                        2,910                1,748         4,666        6,843         4,110       11,482
      Interest expense                    (54,812)             (32,920)      (28,286)    (105,285)      (63,234)     (52,272)
      Foreign exchange losses, net           (286)                (172)      (31,002)     (40,458)      (24,299)     (47,668)
      Share of losses of affiliates        (8,899)              (5,345)       (3,934)     (17,188)      (10,323)      (7,491)
      Minority interest in profits of
         consolidated subsidiaries,
         net                                 (155)                 (93)          (37)        (350)         (210)         (54)
      Other, net                               586                  352           119          788           473          158
                                    ----------------     ----------------  ------------ ------------  ------------  ----------------

      LOSS BEFORE INCOME TAXES           (121,298)             (72,851)      (97,010)    (277,506)     (166,670)    (170,638)
      Income tax expense                      (85)                 (51)          (70)        (191)         (115)         (89)

                                    ----------------     ----------------  ------------ ------------  ------------  ----------------

      NET LOSS                           (121,383)             (72,902)      (97,080)    (277,697)     (166,785)    (170,727)
                                    ================     ================  ============ ============  ============  ================

      LOSS PER ORDINARY SHARE
      (DOLLARS/POUNDS)                       (.13)                (.08)         (.10)        (.30)         (.18)        (.18)
                                    ================     ================  ============ ============  ============  ================


1     EARNINGS/(LOSS) BEFORE
         INTEREST, TAXES,
         DEPRECIATION AND
         AMORTISATION ("EBITDA")

         Operating loss                   (60,642)             (36,421)      (38,536)    (121,856)      (73,187)     (74,793)
      Add: depreciation and
         amortisation of goodwill           75,774               45,510        35,178      149,117        89,560       67,687
                                    ----------------     ----------------  ------------ ------------  ------------- ----------------

      EBITDA                                15,132                9,089       (3,358)       27,261        16,373      (7,106)
                                    ================     ================  =========================  ============= ================


2     OPERATING COSTS AND
         EXPENSES

         Programming                      (39,008)             (23,428)      (15,466)     (77,632)      (46,626)     (30,760)
         Telephony                        (21,747)             (13,061)      (13,084)     (45,688)      (27,440)     (25,317)
      Selling, general and
         administration                   (75,714)             (45,474)      (43,128)    (151,520)      (91,003)     (84,509)
      Depreciation                        (64,772)             (38,902)      (28,609)    (127,136)      (76,358)     (54,673)
      Amortisation of goodwill            (11,002)              (6,608)       (6,569)     (21,981)      (13,202)     (13,014)
                                    ----------------     ----------------  ------------ ------------  ------------  ----------------

                                         (212,243)            (127,473)     (106,856)    (423,957)     (254,629)    (208,273)
                                    ================     ================  ============ ============  ============= ================


TELEWEST COMMUNICATIONS PLC
US GAAP

Unaudited summarised consolidated balance sheets
                                                                   30 JUNE                  30 JUNE               31 DECEMBER
                                                                      1997                     1997                      1996
                                                                      $000               (pound)000                (pound)000
                                                         -----------------------  ---------------------   ----------------------
ASSETS
Cash and cash equivalents                                          102,784                   61,732                    79,116
Receivables and prepaid expenses                                   113,519                   68,180                    66,867
Investments                                                        155,076                   93,139                    95,086
Property and equipment                                           2,667,989                1,602,396                 1,447,194
Goodwill                                                           797,029                  478,696                   491,290
Other assets                                                        87,298                   52,431                    62,387

                                                         -------------------     --------------------      ----------------------

TOTAL ASSETS                                                     3,923,695                2,356,574                 2,241,940
                                                         ===================     ====================    ======================

LIABILITIES
Debt                                                             1,927,805                1,157,841                   879,351
Other liabilities                                                  489,184                  293,804                   291,445

                                                         -------------------     --------------------    ----------------------

TOTAL LIABILITIES                                                2,416,989                1,451,645                 1,170,796

MINORITY INTERESTS                                                     927                      557                       347

SHAREHOLDERS' EQUITY                                             1,505,779                  904,372                 1,070,797

                                                         -------------------     --------------------    ----------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       3,923,695                2,356,574                 2,241,940
                                                         ===================     ====================    ======================

Unaudited summarised consolidated statements of cash flows

                                                                        6 MONTHS                 6 MONTHS                  6 MONTHS
                                                                           ENDED                    ENDED                     ENDED
                                                                         30 JUNE                  30 JUNE                   30 JUNE
                                                                            1997                     1997                      1996
                                                                            $000               (pound)000                (pound)000
                                                               ---------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                               (277,697)                (166,785)                 (170,727)
Adjustments to reconcile net loss to net cash used in operating activities
    Depreciation                                                         127,136                   76,358                    54,673
    Amortisation of goodwill                                              21,981                   13,202                    13,014
    Amortisation of deferred financing costs and issue
    discount on senior discount debentures                                61,901                   37,178                    38,648
    Unrealised loss on foreign currency translation                       40,062                   24,061                    47,668
    Share of losses of affiliates                                         17,188                   10,323                     7,491
    Gain on disposals of assets                                            (788)                    (473)                     (158)
    Minority interests in profits                                            350                      210                        54
    Changes in operating assets and liabilities
    Change in receivables                                                  (195)                    (117)                  (10,281)
    Change in prepaid expenses                                           (1,813)                  (1,089)                     1,622
    Change in accounts payable                                          (14,399)                  (8,648)                   (7,321)
    Change in other liabilities                                         (10,594)                  (6,363)                    18,806
                                                               -------------------     --------------------    ---------------------

NET CASH USED IN OPERATING ACTIVITIES                                   (36,868)                 (22,143)                   (6,511)

NET CASH USED IN INVESTING ACTIVITIES                                  (359,132)                (215,695)                 (214,610)

NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES                      367,028                  220,437                  (19,189)

                                                               -------------------     --------------------    ---------------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                               (28,972)                 (17,401)                 (240,310)

Effect of exchange rate changes on cash and cash equivalents                  28                       17                     (126)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                           131,728                   79,116                   464,818

                                                               -------------------     --------------------    ---------------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                 102,784                   61,732                   224,382
                                                               ===================     ====================    =====================